MUNCY COLUMBIA FINANCIAL CORPORATION 8-K

Exhibit 99.1

Press Release – For Immediate Release

January 22, 2025

Muncy Columbia Financial Corporation Reports Fourth Quarter 2024 Earnings

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (”Bank”), has released its unaudited consolidated financial statements for the fourth quarter of 2024.

Unaudited Financial Information

Net income, as reported under accounting principles generally accepted in the United States of America (“GAAP”), for the quarter ended December 31, 2024 was $5,224,000, or $1.47 per share compared to a net loss of $1,186,000, or ($0.41) per share for the same period in 2023. Net income, as reported under GAAP, for the year ended December 31, 2024 was $19,023,000, or $5.33 per share compared to $3,387,000, or $1.49 per share for the same period in 2023. Net income for the quarter and year-ended December 31, 2023 was significantly impacted by merger related expenses related to the Corporation’s merger with Muncy Bank Financial, Inc. on November 11, 2023.

Return on average assets and return on average equity were 1.30% and 12.30% for the quarter ended December 31, 2024, as compared to (0.35%) and (3.95%) for the same period of 2023. The fully-tax equivalent net interest margin was 3.46% and 2.34% for the years ended December 31, 2024 and 2023, respectively.

Total consolidated assets amounted to $1,595,958,000 at December 31, 2024, as compared to $1,607,322,000 at September 30, 2024 and $1,639,779,000 at December 31, 2023. For the quarter ended December 31, 2024, cash and cash equivalents decreased $10,689,000, available-for-sale debt securities decreased $12,287,000 and loans receivable, not held for sale, increased by $13,293,000. Total deposits increased $1,960,000 while short-term borrowings decreased $4,637,000 and long-term borrowings decreased $4,929,000 during the quarter ended December 31, 2024.

The increase in total deposits during the quarter and year ended December 31, 2024 was primarily as a result of a strategic initiative to reposition customer repurchase agreements, which are classified as short-term borrowings, into core deposit accounts. The Bank anticipates a continued migration of customer repurchase accounts from short-term borrowings to deposits moving into 2025. The execution of this initiative will assist in optimizing the Bank’s long-term liquidity needs and balance sheet management strategies.

Total non-performing assets amounted to $10,117,000 or 0.63% of total assets at December 31, 2024, as compared to $8,575,000 or 0.53% of total assets at September 30, 2024. The increase in non-performing assets was primarily attributable to an increase in non-accrual loans from $8,357,000 at September 30, 2024 to $10,047,000 at December 31, 2024. Non-accrual residential real estate loans increased by $1,285,000 from September 30 2024 to December 31, 2024.

The Corporation invests in various forms of agency debt including mortgage-backed securities and callable agency debt. The fair value of these securities is influenced by market interest rates, prepayment speeds on mortgage securities, bid to offer spreads in the market place and credit premiums for various types of agency debt. These factors change continuously and therefore the fair market value of these securities may be higher or lower than the Corporation’s carrying value at any measurement date. The temporary impact on investment securities will also affect stockholders’ equity as these fluctuations are recorded through accumulated other comprehensive income (loss). As of December 31, 2024, the temporary impact of these unrealized losses, net of tax, on stockholders’ equity amounted to a reduction of $13,896,000, compared to a reduction of $15,036,000 as of December 31, 2023. The Corporation does not consider its debt securities to be credit impaired since it has both the intent and ability to hold the securities until a recovery of its amortized cost basis, which may be maturity, and the decline in fair value is deemed to be as a result of changes in interest rates and not credit factors.

Total stockholders’ equity equated to a book value per share of $47.11 at December 31, 2024 as compared with $43.08 at December 31, 2023. For the year ended December 31, 2024 cash dividends of $1.76 per share were paid to stockholders as compared to $1.71 for the same period of 2023. The Corporation remains well capitalized, with an equity to assets ratio of 10.43% at December 31, 2024 as compared to 9.38% at December 31, 2023.

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About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation ("MCFC") is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties related to integration following the mergers of Muncy Bank Financial, Inc. with and into CCFNB Bancorp, Inc., forming Muncy Columbia Financial Corporation, and of The Muncy Bank and Trust Company with and into First Columbia Bank & Trust Company, forming Journey Bank; the risk that the anticipated benefits, cost savings and other savings from the mergers may not be fully realized or may take longer than expected to realize; potential impairment to the goodwill recorded in connection with the mergers; changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

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Muncy Columbia Financial Corporation
Consolidated Balance Sheets

	December 31,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2024	2023
ASSETS
Cash and due from banks	$11,200	$14,614
Interest-bearing deposits in other banks	6,180	3,763
Total cash and cash equivalents	17,380	18,377

Interest-bearing time deposits	—	979
Available-for-sale debt securities, at fair value	323,248	413,302
Marketable equity securities, at fair value	1,355	1,295
Restricted investment in bank stocks, at cost	7,095	10,394
Loans held for sale	1,691	366

Loans receivable	1,125,937	1,068,429
Allowance for credit losses	(9,858)	(9,302)
Loans, net	1,116,079	1,059,127

Premises and equipment, net	26,484	27,569
Foreclosed assets held for sale	70	170
Accrued interest receivable	4,850	5,362
Bank-owned life insurance	40,953	40,209
Investment in limited partnerships	5,092	5,828
Deferred tax asset, net	10,012	12,634
Goodwill	25,609	25,609
Other intangible assets, net	10,047	11,895
Other assets	5,993	6,663
TOTAL ASSETS	$1,595,958	$1,639,779

LIABILITIES
Interest-bearing deposits	$1,032,729	$884,654
Noninterest-bearing deposits	259,700	266,015
Total deposits	1,292,429	1,150,669

Short-term borrowings	68,388	252,532
Long-term borrowings	55,536	70,448
Accrued interest payable	1,857	2,358
Other liabilities	11,338	9,947
TOTAL LIABILITIES	1,429,548	1,485,954

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; 15,000,000 shares authorized;
issued 3,841,438 and outstanding 3,532,713 at December 31, 2024;
issued 3,834,976 and outstanding 3,570,276 at December 31, 2023;	4,802	4,794
Additional paid-in capital	83,543	83,343
Retained earnings	103,268	90,514
Accumulated other comprehensive loss	(13,896)	(15,036)
Treasury stock, at cost; 308,725 shares at December 31, 2024 and
264,700 shares at December 31, 2023	(11,307)	(9,790)
TOTAL STOCKHOLDERS' EQUITY	166,410	153,825
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,595,958	$1,639,779

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Muncy Columbia Financial Corporation
Consolidated Statements of Income

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2024	2023	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$18,282	$12,024	$71,513	$30,885
Tax-exempt	412	295	1,518	969
Interest and dividends on investment securities:
Taxable	1,081	1,389	4,256	5,030
Tax-exempt	853	519	3,361	917
Dividend and other interest income	190	96	807	318
Federal funds sold	—	—	—	1
Deposits in other banks	50	58	288	227
TOTAL INTEREST AND DIVIDEND INCOME	20,868	14,381	81,743	38,347

INTEREST EXPENSE
Deposits	6,049	2,665	22,402	4,964
Short-term borrowings	724	2,871	5,741	9,119
Long-term borrowings	699	588	3,135	1,002
TOTAL INTEREST EXPENSE	7,472	6,124	31,278	15,085

NET INTEREST INCOME	13,396	8,257	50,465	23,262

Provision for credit losses - loans	559	3,148	847	2,554
Provision (credit) for credit losses - off balance sheet credit exposures	8	(34)	(10)	(33)
TOTAL PROVISION FOR CREDIT LOSSES	567	3,114	837	2,521

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	12,829	5,143	49,628	20,741

NON-INTEREST INCOME
Service charges and fees	723	578	2,732	2,094
Gain on sale of loans	169	83	413	276
Earnings on bank-owned life insurance	236	168	928	503
Brokerage	198	211	807	636
Trust	290	272	943	885
Gains (losses) on marketable equity securities	52	146	60	(119)
Realized losses on available-for-sale debt securities, net	(77)	—	(85)	—
Interchange fees	670	545	2,640	1,839
Other non-interest income	448	264	1,937	1,007
TOTAL NON-INTEREST INCOME	2,709	2,267	10,375	7,121

NON-INTEREST EXPENSE
Salaries and employee benefits	4,881	4,311	19,027	11,618
Occupancy	616	422	2,459	1,391
Furniture and equipment	427	320	1,665	1,192
Pennsylvania shares tax	250	131	941	365
Professional fees	387	442	1,522	1,280
Director's fees	176	99	618	326
Federal deposit insurance	225	151	820	478
Data processing and telecommunications	923	495	3,595	1,559
Automated teller machine and interchange	196	119	671	340
Merger-related expenses	(99)	1,822	241	3,028
Amortization of intangibles	546	183	2,202	183
Other non-interest expense	927	668	3,901	2,350
TOTAL NON-INTEREST EXPENSE	9,455	9,163	37,662	24,110

INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT)	6,083	(1,753)	22,341	3,752
INCOME TAX PROVISION (BENEFIT)	859	(567)	3,318	365
NET INCOME (LOSS)	$5,224	$(1,186)	$19,023	$3,387

EARNINGS PER SHARE - BASIC AND DILUTED	$1.47	$(0.41)	$5.33	$1.49
WEIGHTED AVERAGE SHARES OUTSTANDING	3,555,920	2,873,775	3,568,145	2,279,808

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	At or 3 Months Ended (Unaudited)

(Dollars in Thousands, Except Per Share Data)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023

Operating Highlights

Net income (loss)	$5,224	$5,056	$4,707	$4,036	$(1,186)
Net interest income	13,396	12,774	12,360	11,935	8,257
Provision for credit losses	567	151	29	90	3,114
Non-interest income	2,709	2,715	2,419	2,532	2,267
Non-interest expense	9,455	9,367	9,194	9,646	9,163

Balance Sheet Highlights

Total assets	$1,595,958	$1,607,322	$1,592,300	$1,573,271	$1,639,779
Loans, net and loans held for sale	1,117,770	1,105,421	1,092,057	1,072,010	1,059,493
Goodwill and other intangibles, net	35,656	36,202	36,760	36,955	37,504
Total deposits
Noninterest-bearing	$259,700	$269,515	$263,419	$263,954	$266,015
Savings	194,958	192,644	199,626	203,002	204,968
NOW	380,801	364,459	346,000	298,122	251,953
Money Market	108,263	112,319	117,770	112,190	103,602
Time Deposits	348,707	351,532	338,812	336,232	324,131
Total interest-bearing deposits	1,032,729	1,020,954	1,002,208	949,546	884,654
Core deposits*	943,722	938,937	926,815	877,268	826,538

Selected Ratios

Fully tax-equivalent net interest margin (YTD)	3.46%	3.40%	3.36%	3.32%	2.34%
Annualized return on average assets	1.30%	1.26%	1.20%	1.02%	-0.35%
Annualized return on average equity	12.30%	12.34%	12.28%	10.52%	-3.95%

Capital Ratios - Journey Bank**

Common equity tier I capital ratio	15.13%	14.59%	14.06%	13.95%	13.52%
Tier 1 capital ratio	15.13%	14.59%	14.06%	13.95%	13.52%
Total risk-based capital ratio	16.11%	15.54%	14.99%	14.94%	14.49%
Leverage ratio	9.09%	8.82%	8.68%	8.40%	8.03%

Asset Quality Ratios

Non-performing assets	$10,117	$8,575	$7,736	$7,328	$4,475
Allowance for credit losses - loans	9,858	9,415	9,362	9,351	9,302
Allowance for credit losses to total loans	0.88%	0.85%	0.85%	0.87%	0.87%
Allowance for credit losses to
non-performing assets	97.44%	109.80%	121.02%	127.61%	207.87%
Non-performing assets to total assets	0.63%	0.53%	0.49%	0.47%	0.27%

Per Share Data

Earnings (loss) per share	$1.47	$1.42	$1.32	$1.13	$(0.41)
Dividend declared per share	0.44	0.44	0.44	0.44	0.43
Book value	47.11	47.35	44.11	43.35	43.08
Common stock price:
Bid	$41.88	$33.35	$32.10	$30.50	$34.50
Ask	42.88	34.25	34.75	32.00	37.17
Weighted average common shares	3,555,920	3,574,043	3,572,345	3,570,342	2,873,775

*	Core deposits are defined as total deposits less time deposits
**	Capital ratios for the most recent period are estimated

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